HOBERMAN, MILLER,
    GOLDSTEIN & LESSER, P.C.
CERTIFIED PUBLIC ACCOUNTANTS
                                                            226 WEST 26TH STREET
                                                         NEW YORK, NY 10001-6785
                                               (212) 463-0900 FAX (212) 691-6452

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                                   October 13, 2005



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC  20549

                                        RE:  Applied Spectrum Technologies, Inc.
                                             File No.:  0-16397
                                             -----------------------------------

Ladies/Gentlemen:

We were previously the independent registered public accounting firm for Applied Spectrum Technologies, Inc. and under the date of October 19, 2004, we reported on the financial statements of Applied Spectrum Technologies, Inc. as of September 30, 2004 and 2003 and for each of the three years in the period ended September 30, 2004. On October 13, 2005, we were notified by Applied Spectrum
Technologies, Inc. that they have engaged new auditors and our firm was dismissed. We have read statements of Applied Spectrum Technologies, Inc. included under Item 4.01(a) of its Form 8-K expected to be filed on or about October 14, 2005, and we agree with such statements.

                           Very truly yours,



                           /s/ Hoberman, Miller, Goldstein & Lesser, CPA's, P.c.
                           -----------------------------------------------------
                               Hoberman, Miller, Goldstein & Lesser, CPA's, P.c.